Exhibit 4.1

EXECUTION VERSION

LSB INDUSTRIES, INC.

Issuer

and

THE GUARANTORS PARTY HERETO

7.75% Senior Secured Notes Due 2019

INDENTURE

Dated as of August 7, 2013

UMB BANK, n.a.

Trustee and Notes Collateral Agent

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10

(a)(2)	7.10

(a)(3)	N.A.

(a)(4)	N.A.

(a)(5)	7.10

(b)	7.10

311(a)	7.11

(b)	7.11

312(a)	2.05

(b)	12.03

(c)	12.03

313(a)	7.06

(b)(1)	N.A.

(b)(2)	7.06

(c)	12.02

(d)	7.06

314(a)	4.02; 4.14

(b)	N.A.

(c)(1)	12.04

(c)(2)	12.04

(c)(3)	N.A.

(d)	N.A.

(e)	12.05

(f)	4.14; 6.01

315(a)	7.01

(b)	7.05; 12.02

(c)	7.01
(d)	7.01
(e)	6.10
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of August 7, 2013, among LSB Industries, Inc., a Delaware corporation (the “Company”), the Guarantors and UMB Bank, n.a., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Initial Securities and Exchange Securities (collectively, the “Securities”):

Article 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“ABL Priority Collateral” means “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 1, 2016, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus 0.5%.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (if any) (A) the present value at such redemption date of (i) the redemption price of such Security on August 1, 2016 (such redemption price being described in the first paragraph of section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through August 1, 2016 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of the Company of:

(1) any Capital Stock of any Restricted Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business provided, however, that asset sales or other dispositions shall not include (A) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2,500,000, (B) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01, (C) any Restricted Payment permitted by Section 4.04, (D) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (E) disposals or replacements of obsolete or worn out equipment, (F) a disposition of cash or Cash Equivalents, and (G) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Bank Collateral Agent” means Wells Fargo Foothill, Inc. and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“business day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the U.S. Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

(4) any merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company other than a transaction following which holders of securities that represented 100% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; or

(5) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the properties and assets subject to the Liens created by the Security Documents.

“Collateral Account” means one or more deposit accounts or securities accounts under the control of the Trustee or the Notes Collateral Agent holding only the proceeds of any sale or disposition of any Notes Priority Collateral.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity swap agreement, commodity cap agreement or commodity collar agreement or other similar agreement or arrangement designed to protect against fluctuations in commodity prices.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to August 1, 2016, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 1, 2016.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense; and

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

Notwithstanding the foregoing, the provision for income taxes of, and the Consolidated Non-cash Charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which shall continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2) the interest component of Capitalized Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations, in each case paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

(3) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(4) net payments pursuant to Interest Swap Obligations; and

(5) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary.

“Consolidated Leverage Ratio” means, with respect to any Person, as of any date of determination the ratio of (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (2) the aggregate amount of Consolidated EBITDA for the Four Quarter Period, in each case with such pro forma adjustments to the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries and Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person (“referent Person”), for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains (or losses) from Asset Sales or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary or nonrecurring gains (or losses);

(3) the net income (but not loss) of any Restricted Subsidiary (other than any Guarantor) of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except that:

(a) subject to the exclusion contained in clause (1) above, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income (to the extent not already included therein) up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included (to the extent not already included therein) in determining such Consolidated Net Income;

(4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;

(8) any net gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments;

(9) the cumulative effect of a change in accounting principles; and

(10) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(E).

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that is then secured by Liens on property or assets of the Company or any Restricted Subsidiary plus, the aggregate additional Indebtedness that the Company could incur as of such date pursuant to Section 4.03(b)(2).

“Consolidated Secured Leverage Ratio” means, with respect to any Person, as of any date of determination the ratio of (1) Consolidated Secured Indebtedness to (2) the aggregate amount of Consolidated EBITDA for the Four Quarter Period, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio; provided, however, that for purposes of the calculation of the Consolidated Secured Leverage Ratio, in connection with the incurrence of any Lien pursuant to clause (20) of the definition of “Permitted Liens”, the Company or its Restricted Subsidiaries may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be secured by such Lien as being incurred at such time and any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Consolidated Total Indebtedness” means, as of any date determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

“Credit Agreement” means that certain Amended and Restated Loan and Security Agreement, dated November 5, 2007, by and among the Company, ThermaClime, L.L.C. and each of its subsidiaries thereto, the lenders party thereto and Wells Fargo Foothill, Inc., as arranger and administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Discharge of ABL Obligations” means “Discharge of ABL Obligations” as defined in the Intercreditor Agreement.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary after the final maturity date of the Securities shall not constitute Disqualified Capital Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities under Section 4.06 and Section 4.09; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Assets” means the collective reference to:

(1) any fee-owned real property with a fair market value equal to or less than $10,000,000 (other than any Existing Lien Real Property Collateral and any Issue Date Real Property Collateral (as defined in the Security Documents);

(2) all leasehold interests in real property;

(3) motor vehicles, airplanes and other assets subject to certificates of title;

(4) except as expressly provided in the Security Documents, letter of credit rights and commercial tort claims;

(5) any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest is prohibited or restricted thereby;

(6) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party);

(7) any lease, license or agreement or any property subject to such agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law) (including, for the avoidance of doubt, the collateral securing the Secured Equipment Note), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition;

(8) any assets to the extent a security interest in such assets would reasonably be expected to result in material adverse tax consequences as reasonably determined by the Company;

(9) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(10) stock and assets of Unrestricted Subsidiaries;

(11) interests in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of third parties after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law;

(12) Capital Stock representing voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary;

(13) rolling stock;

(14) property and assets of Zena and El Dorado Nitrogen, L.P.;

(15) with respect to the Notes Priority Collateral, general intangibles (other than those equity interest of each limited liability company, limited partnership or other business entity that is a Restricted Subsidiary);

(16) with respect to the Notes Priority Collateral, intellectual property; and

(17) assets where the cost of obtaining a security interest therein exceeds the practical benefit to the Securityholder Secured Parties afforded thereby.

“Existing Lien Real Property Collateral” means, collectively, (a) the “Property” as defined in the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of January 19, 2007, between Prime Financial Corporation and GE Commercial Finance Business Property Corporation and (b) the “Property” as defined in the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of December 20, 2006 between Prime Holdings Corporation and GE Commercial Finance Business Property Corporation (the Liens arising under the filings described in (a) and (b), collectively the “Existing Liens”). Notwithstanding anything in the Notes Documents (as defined in the Security Documents) to the contrary, (a) no Grantor shall be required to take any action to perfect the security interests of the Note Claimholders (as defined in the Security Documents) on any Existing Lien Real Property Collateral and (b) the Notes Collateral Agent shall release its Liens and security interests on the applicable Existing Lien Real Property Collateral when the applicable Existing Lien is terminated and released; provided that, in the case of clauses (a) and (b), the fair market value of the applicable Existing Lien Real Property Collateral is equal to or less than $10,000,000.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any State thereof of the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to Section 4.02, which shall be prepared in accordance with GAAP as in effect on the date thereof.

“Grantor” means the Company and the Guarantors.

“Guarantee” means a guarantee of the Securities by a Guarantor.

“Guarantee Agreement” means a supplemental indenture to this Indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Guarantor” means (1) the Restricted Subsidiaries of the Company on the Issue Date and (2) each of the Company’s Restricted Subsidiaries that in the future executes a Guarantee Agreement in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, any Interest Swap Obligations and the obligations of such Person under any Commodity Agreement or Currency Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than Obligations described in clauses (1) through (4) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit);

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8) all net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm, accounting firm or appraisal firm of national standing:

(1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and

(2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date, among the Bank Collateral Agent, the Notes Collateral Agent, the Company and each Guarantor, as it may be amended from time to time in accordance with this Indenture.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance of the Securities.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lenders Debt” means all Obligations and all amounts owing, due or secured under the terms of the Credit Agreement or any other Credit Agreement security document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses or reimbursement obligations, obligations to post cash collateral in respect of letters of credit, certain cash management services or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Credit Agreement security document (including, in each case, all Obligations thereunder, certain cash management services and all amounts accruing on or after the commencement of any insolvency proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Credit Agreement security document but for the effect of the insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“Lien” means any lien (statutory or otherwise), mortgage or deed of trust, charge, pledge, lien, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Note Documents” means the Securities (including Additional Securities), the Guarantees, this Indenture, the Security Documents and the Intercreditor Agreement.

“Notes Collateral Agent” means UMB Bank, n.a., in its capacity as collateral agent appointed and authorized under this Indenture and any successor thereto in such capacity.

“Notes Priority Collateral” means “Notes Priority Collateral” as defined in the Intercreditor Agreement.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Other Pari Passu Lien Obligations” means any Indebtedness or other Obligations (including Hedging Obligations) having Pari Passu Lien Priority relative to the Securities with respect to the Collateral and that is not secured by any other assets and, in the case of Indebtedness for borrowed money, has a stated maturity that is equal to or longer than the Securities; provided that an authorized representative of the holders of such Indebtedness (other than Additional Securities) shall have executed a joinder to the Security Documents and the Intercreditor Agreement.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Permitted Collateral Liens” means:

(1) Liens securing the Securities outstanding on the Issue Date, Refinancing Indebtedness with respect to such Securities, the Guarantees relating thereto and any obligations with respect to such Securities, Refinancing Indebtedness and the Guarantees;

(2) Liens existing on the Issue Date (other than Liens specified in clause (1) above or securing Lenders Debt)

(3) Liens described in clauses (1), (2), (3), (4), (5), (6), (7), (8), (10), (13), (15), (16), (17), (18), (19), (20) and (22) of the definition of Permitted Liens;

(4) Liens securing any Other Pari Passu Lien Obligations incurred pursuant to Section 4.03; provided, however, that at the time of Incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 2.75 to 1.00; and

(5) Liens on the Notes Priority Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Notes Priority Collateral.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; provided, however, that the primary business of such Person is a Related Business;

(2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Securities and this Indenture;

(3) investments in cash and Cash Equivalents;

(4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5,000,000 at any one time outstanding;

(5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.06;

(8) Investments represented by guarantees that are otherwise permitted under this Indenture;

(9) Investments the payment for which is Qualified Capital Stock of the Company;

(10) joint ventures to the extent such Investments, when taken together with all other Investments made pursuant to this clause (10) (including the fair market value of any assets transferred thereto), do not exceed $35,000,000; provided, however, that at the time of, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(11) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(12) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(14) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and

(15) additional Investments not to exceed $50,000,000 at any one time outstanding.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing (A) Purchase Money Indebtedness incurred in the ordinary course of business pursuant to Section 4.03(b)(5); provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition and (B) the Secured Equipment Note;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12) Liens securing Indebtedness under Currency Agreements;

(13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.03; provided that:

(A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(15) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary cause of business of the Company and its Restricted Subsidiaries;

(16) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(17) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into by such Person in the ordinary course of business;

(18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

(19) other Liens securing Obligations which do not exceed $50,000,000 at any one time outstanding;

(20) Liens securing Indebtedness incurred pursuant to Section 4.03(b)(3); provided, that such Indebtedness shall not be secured by any property or other assets of the Company or any of its Restricted Subsidiaries other than such property or assets whose acquisition or development is financed by such Indebtedness;

(21) other Liens securing Indebtedness; provided, however, that at the time of incurrence after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 2.0 to 1.0; and

(22) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Public Equity Offering” means an underwritten public offering of Qualified Capital Stock of the Company by the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act. Notwithstanding the foregoing, the term “Public Equity Offering” shall not include:

(1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or

(2) any issuance and sale to any Subsidiary of the Company.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business:

(1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

(2) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is incurred within 180 days after such acquisition of such assets.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds:

(1) borrowed from such Person or any Subsidiary of such Person; or

(2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan).

Unless otherwise specified, Qualified Capital stock refers to Qualified Capital Stock of the Company.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means Wells Fargo Securities, LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.03 (other than pursuant to Section 4.03(b)(2), (3), (5), (6), (7), (8), (9), (12) or (14)), in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with: (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Securities or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Businesses” means any businesses which are the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividend or making of any distribution (including any payment in connection with any merger or consolidation involving such Person) or similar payments on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock (other than (A) dividends or distributions payable in Qualified Capital Stock of the Company, (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Qualified Capital Stock of the Company);

(3) the making of any principal payment on, the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness of the Company or any Guarantors (other than (A) from the Company or a Restricted Subsidiary or (B) the payment, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, in each case due within one year of the date of such payment, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement); or

(4) the making of any Investment (other than Permitted Investments).

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Secured Equipment Note” means the note evidencing the loan made pursuant to that certain Business Loan Agreement dated as of May 15, 2013, between Chemical Properties L.L.C. and CrossFirst Bank.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral in favor of the Notes Collateral Agent for the benefit of the Securityholder Secured Parties as contemplated by this Indenture.

“Securityholder Secured Parties” means the Trustee, the Notes Collateral Agent, each Holder of Securities and each holder of, or obligee in respect of, any obligations in respect of the Securities outstanding at such time.

“Series B Preferred Stock” means the Company’s 12% cumulative convertible preferred stock, $100 par value and a liquidation preference of $100 per share on 20,000 shares issued and outstanding on the Issue Date, convertible, in whole or in part, into shares of the Company’s Common Stock.

“Series D Preferred Stock” means the Company’s 6% cumulative convertible preferred stock, no par value and a liquidation preference of $1.00 per share on 1,000,000 shares issued and outstanding on the Issue Date, convertible, in whole or in part, into shares of the Company’s Common Stock.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

“Subsidiary”, with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as shown on the most recently prepared consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared on a consolidated basis in accordance with GAAP, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

Except as described under Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or that a Default or Event of Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) the Company certifies to the Trustee that such designation complies with Section 4.04; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.04, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation shall be permitted only if such Investment would be permitted at such time under Section 4.04.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Indebtedness permitted to be incurred under Section 4.03(b)) in compliance with Section 4.03; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the total of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment by (2) the then outstanding aggregate principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

“Zena Agreements” means that certain Promissory Note, dated February 1, 2013, in the principal face amount of $35,000,000, executed by Zena Energy L.L.C. (“Zena”) in favor of International Bank of Commerce (“IBC”), and that certain Leasehold Mortgage, Security Agreement, Assignment and Fixture Filing, dated February 1, 2013 from Zena to IBC, in each case entered into in connection with the acquisition or development of working interests in certain natural gas properties, together with the related documents thereto, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more promissory notes, credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other lender or group of lenders.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.06(I)(b)
“Affiliate Transaction”	4.07(a)
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.09(a)
“Change of Control Payment Date”	4.09(b)(3)
“Covenant Defeasance”	8.01(b)
“Custodian”	6.01
“Depository”	Appendix
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“incur”	4.03(a)
“Increased Amount”	4.10(d)
“Initial Lien”	4.10(a)
“Legal Defeasance”	8.01(b)
“Net ABL Proceeds Offer”	4.06(II)(c)
“Net ABL Proceeds Offer Amount”	4.06(II)(c)
“Net ABL Proceeds Offer Trigger Date”	4.06(II)(c)
“Net Proceeds Offer”	4.06(I)(c)
“Net Proceeds Offer Amount”	4.06(I)(c)
“Net Proceeds Offer Trigger Date”	4.06(I)(c)
“Non-ABL Priority Collateral”	4.06(I)(a)
“Non-Cash Consideration”	4.06(I)(a)(2)(b)
“Notice of Default”	6.01
“Offer Period”	4.06(V)
“Offer Payment Date”	4.06(V)(2)
“Paying Agent”	2.03
“Reference Date”	4.04(a)(3)(b)
“Registrar”	2.03
“Registration Rights Agreement”	Appendix
“Replacement Assets”	4.06(I)(b)(2)
“Surviving Entity”	5.01(a)(1)(B)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) Secured Indebtedness shall not be deemed to be subordinate or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

Article 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $425,000,000 of 7.75% Senior Secured Notes Due 2019 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five business days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Securities and the Additional Securities, if any, shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Securities are not fungible with the Securities for U.S. Federal income tax purposes, such nonfungible Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Securities.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; and

(3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

Article 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. In the event that the Company chooses to redeem less than all of the Securities at any time, selection of the Securities for redemption shall be made by the Trustee either: (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or (2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. If a partial redemption is made with the proceeds of a Public Equity Offering, the Trustee shall select the Securities only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Reports to Holders. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, subject to the next sentence, and provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the Commission within the time periods required unless the Commission will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the Commission not to accept such filings. If, notwithstanding the foregoing, the Commission will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the Commission. To the extent any such report or information is not so filed or provided, as applicable, within the time periods specified and such information is subsequently filed or provided, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Article 6 if Holders of at least 25% in principal amount of the then total outstanding Securities have declared the principal, premium, if any, and interest on the Securities to be due and payable and such declaration shall not have been rescinded or canceled prior to such cure.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any Securities remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).

SECTION 4.03. Limitation on Incurrence of Additional Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor shall be entitled to incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

(b) The foregoing limitations in paragraph (a) shall not apply to:

(1) Indebtedness under the Securities issued under this Indenture in an aggregate principal amount not to exceed $425,000,000, the Guarantees and the Exchange Securities (other than any Additional Securities) and the guarantees thereof;

(2) Indebtedness incurred pursuant to the Credit Agreement; provided that immediately after giving effect to any such incurrence, the then outstanding aggregate principal amount of all Indebtedness incurred under this clause (2) does not exceed the greater of:

(a) $100,000,000 less (i) the amount of all mandatory principal payments pursuant to Section 4.06 actually made by the Company of Indebtedness under the Credit Agreement and (ii) any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder; and

(b) the sum of (i) 85.0% of the book value of the receivables of the Company and its Restricted Subsidiaries plus (ii) 50.0% of the book value of the inventory of the Company and its Restricted Subsidiaries;

(3) Indebtedness incurred pursuant the Zena Agreements in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding;

(4) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon (other than Indebtedness described in clauses (1), (2) and (3) of this Section 4.03(b));

(5) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed, at any one time outstanding, the greater of (i) $35,000,000 and (ii) 5.0% of Total Assets of the Company and its Restricted Subsidiaries;

(6) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(7) Indebtedness owed to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company; provided that (A) if as of any date any Person other than the Company or a Restricted Subsidiary of the Company holds any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting permitted Indebtedness under this clause (7) by the issuer of such Indebtedness; (B) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary shall be deemed to constitute the incurrence of such Indebtedness by the obligor thereon; (C) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities; and (D) if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations of such Guarantor with respect to its Guarantee;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of the Company’s or any Restricted Subsidiary’s knowledge of its incurrence;

(9) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10) Refinancing Indebtedness;

(11) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

(12) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or other obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

(13) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

(14) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

(c) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of clauses (1) through (14) of paragraph (b) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of paragraph (a) above, the Company shall, in its sole discretion, be entitled to divide and classify (or later reclassify) an item of Indebtedness in more than one of the types of Indebtedness described above; provided that all Indebtedness outstanding under the Credit Agreement up to the maximum amount permitted under clause (2) of paragraph (b) above shall be deemed to have been incurred pursuant to such clause (2). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 4.03.

(d) The Company shall not, and shall not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

(e) For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is incurred.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Indebtedness permitted to be incurred under Section 4.03(b)) in compliance with Section 4.03; or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of without duplication:

(a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company beginning the first full fiscal quarter during which the Issue Date occurs (treating such period as a single accounting period) to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment; plus

(b) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

(c) without duplication of any amounts included in clause (b) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (b) and this clause (c), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Securities in compliance with the second paragraph under paragraph 5 of the Securities); plus

(d) the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding net cash proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(e) without duplication, the sum of (i) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (ii) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company), and (iii) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

provided, however, that the sum of clauses (i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

(b) Notwithstanding the foregoing, the provisions set forth in Section 4.04(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Subordinated Indebtedness either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (i) shares of Qualified Capital Stock of the Company or (ii) Refinancing Indebtedness;

(4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Company, in an aggregate amount not to exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the next two immediate succeeding calendar years subject to a maximum of $15,000,000 in any calendar year);

(5) cash payments in lieu of fractional shares issuable as dividends on Preferred Stock or upon the conversion of any convertible debt securities of the Company or any of its Restricted Subsidiaries;

(6) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (6) not to exceed $35,000,000;

(7) so long as no Default or Event of Default shall have occurred and be continuing, the making of any Restricted Payments if, at the time of making such payments, and after giving effect thereto (including the incurrence of any Indebtedness permitted to be incurred pursuant to Section 4.03 to finance such payment), the Company’s Consolidated Leverage Ratio would not exceed 2.50 to 1.0;

(8) the declaration and payments of dividends on Disqualified Capital Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

(9) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

(10) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer;

(11) so long as no Default or Event of Default shall have occurred and be continuing (or would otherwise result therefrom), payments of intercompany Subordinated Indebtedness, the incurrence of which was permitted under Section 4.03(b)(7);

(12) the declaration and payments of dividends on shares of Series B Preferred Stock outstanding on the Issue Date, up to an amount not to exceed 12% per annum of the liquidation preference of such shares issued and outstanding at the time of the declaration of such dividend, and shares of Series D Preferred Stock outstanding on the Issue Date, up to an amount not to exceed 6% per annum of the liquidation preference of such shares issued and outstanding at the time of the declaration of such dividend; provided, however, that, at the time of the declaration and the payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided, further, that the aggregate amount of dividends paid under this clause (12) shall not exceed $300,000 in any calendar year; or

(13) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends on the Capital Stock of the Company pursuant to a publicly announced regular dividend policy of the Company in an amount not to exceed $3,000,000 in the aggregate for any fiscal quarter.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 4.04(a)(3), amounts expended pursuant to Sections 4.04(b)(1), (2)(B), (3)(B)(i), (4) and (10) shall be included in such calculation.

SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other Obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except in each case for such encumbrances or restrictions existing under or by reason of:

(a) applicable law, rule, regulation or order;

(b) this Indenture, the Securities and the Guarantee;

(c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f) the Credit Agreement, the Security Documents and the Intercreditor Agreement, in each case in effect on the Issue Date;

(g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(i) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (g);

(j) restrictions on cash, Cash Equivalents or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(k) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(l) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business.

SECTION 4.06. Limitation on Asset Sales. (I) (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale of any assets that do not constitute ABL Priority Collateral (“Non-ABL Priority Collateral”), unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and is received at the time of such disposition; provided that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets; and

(b) any securities, notes or other Obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of such cash or Cash Equivalents received) within 90 days following the closing of such Asset Sale (clause (a) and (b) collectively, “Non-Cash Consideration”) shall, in each case, be deemed to be cash for purposes of this clause (2);

(3) without limitation of the provisions described in Section 4.16, to the extent that any consideration received by the Company or any Restricted Subsidiary in such Asset Sale (including, for the avoidance of doubt, any Non-Cash Consideration) consists of assets that constitute Notes Priority Collateral, such assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are concurrently with their acquisition added to the Notes Priority Collateral; and

(4) the Net Cash Proceeds from any such Asset Sale of Notes Priority Collateral is paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust in a Collateral Account for application in accordance with this Section 4.06.

Notwithstanding the provisions of Section 4.06(I)(a), the Company and the Restricted Subsidiaries shall not be required to cause any Net Cash Proceeds to be held in a Collateral Account in accordance with Section 4.06(I)(a)(4) except to the extent the aggregate Net Cash Proceeds from all Asset Sales of Notes Priority Collateral which are not held in a Collateral Account, or have not been previously applied in accordance with the provisions of this Section 4.06 relating to the application of Net Cash Proceeds from Asset Sales of Notes Priority Collateral, exceeds $10,000,000.

(b) Upon the consummation of an Asset Sale covered by Section 4.06(I), the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

(1) to make one or more offers to the Holders (and, at the option of the Company, the holders of Other Pari Passu Lien Obligations) to purchase Securities (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in this Indenture as further described below; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Company or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Company will equally and ratably reduce Indebtedness under the Securities by making an offer to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Securities, such offer to be conducted in accordance with the procedures set forth below for an Net Proceeds Offer but without any further limitation in amount;

(2) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”); provided that, without limitation of the provisions described in Section 4.16 any such Replacement Assets, including the assets of any Person that becomes a Guarantor as a result of such transactions acquired with Net Cash Proceeds from an Asset Sale of Notes Priority Collateral are concurrently with their acquisition added to the Notes Priority Collateral;

(3) to the extent such Net Cash Proceeds are from Asset Sales of Collateral or Capital Stock deemed not to be part of the Collateral pursuant to this Indenture and the Security Documents, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company, a Guarantor or a Restricted Subsidiary; or

(4) to make one or more Restricted Payments to the extent permitted under Section 4.04;

provided that, in the case of Section 4.06(I)(b)(2), if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Company or any Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment (an “Acceptable Commitment”) and such investment is thereafter completed within 180 days after such 365-day period, the Company and its Restricted Subsidiaries shall be deemed to have complied with Section 4.06(I)(b)(2); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute a part of the Net Proceeds Offer Amount.

(c) On the 366th day (or, if extended in accordance with the proviso in the preceding paragraph, the 546th day) after an Asset Sale covered by Section 4.06(I) or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Sections 4.06(I)(b)(1), (2), (3) and (4) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in Sections 4.06(I)(b)(1), (2), (3) and (4) (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Other Pari Passu Lien Obligations, to all holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Securities and any such Other Pari Passu Lien Obligations that may be purchased out of the Net Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Other Pari Passu Lien Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in this Indenture or the agreements governing the Other Pari Passu Lien Obligations, as applicable, on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Other Pari Passu Lien Obligations) on a pro rata basis but in round denominations, which in the case of the Securities shall be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000 thereof; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.06.

(d) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $50,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $50,000,000, shall be applied as required pursuant to this Section 4.06).

(e) Each Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in Section 4.06(V). Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000 thereof in exchange for cash. To the extent Holders properly tender Securities and holders of Other Pari Passu Lien Obligations properly tender such Other Pari Passu Lien Obligations in an amount exceeding the Net Proceeds Offer Amount, the tendered Securities and Other Pari Passu Lien Obligations will be purchased on a pro rata basis based on the aggregate amounts of Securities and Other Pari Passu Lien Obligations tendered (and the Trustee shall select the tendered Securities of tendering Holders on a pro rata basis based on the amount of the Securities tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds covered by Section 4.06(I) will be reset at zero.

(II) (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale of any ABL Priority Collateral, unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors); and

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash (including Non-Cash Consideration) and/or Cash Equivalents and is received at the time of such disposition.

(b) Upon the consummation of an Asset Sale covered by this Section 4.06(II), the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

(1) to permanently reduce Indebtedness under the Credit Agreement or any other Indebtedness of the Company or a Guarantor that, in each case, is secured by a Lien on the ABL Priority Collateral that is prior to the Lien on the ABL Priority Collateral in favor of the Holders (and, in the case of revolving obligations, to effect a permanent reduction in the availability under such revolving facilities), in each case other than Indebtedness owed to the Company or a Subsidiary of the Company;

(2) to make an Investment in Replacement Assets;

(3) to make one or more Restricted Payments to the extent permitted under Section 4.04; or

(4) a combination of the foregoing;

provided that, in the case of Section 4.06(II)(b)(2), an Acceptable Commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute a part of the Net ABL Proceeds Offer Amount.

(c) On the 366th day (or, if extended in accordance with the proviso in the preceding paragraph, the 546th day) after an Asset Sale covered by this Section 4.06(II) or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in Sections 4.06(II)(b)(1), (2), (3) and (4) (each, a “Net ABL Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net ABL Proceeds Offer Trigger Date as permitted in Sections 4.06(II)(b)(1), (2), (3) and (4) (each a “Net ABL Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net ABL Proceeds Offer”) to all Holders and, to the extent required by the terms of any Other Pari Passu Lien Obligations, to all holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Securities and any such Other Pari Passu Lien Obligations that may be purchased out of the Net ABL Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Other Pari Passu Lien Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in this Indenture or the agreements governing the Other Pari Passu Lien Obligations, as applicable, on a date not less than 30 nor more than 45 days following the applicable Net ABL Proceeds Offer Trigger Date, from all Holders (and holders of any such Other Pari Passu Lien Obligations) on a pro rata basis but in round denominations, which in the case of the Securities will be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000 thereof; provided, however, that if at any time any Non-Cash Consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such Non-Cash Consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.06.

(d) The Company may defer the Net ABL Proceeds Offer until there is an aggregate unutilized Net ABL Proceeds Offer Amount equal to or in excess of $50,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net ABL Proceeds Offer Amount, and not just the amount in excess of $50,000,000, shall be applied as required pursuant to this paragraph).

(e) Each Net ABL Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net ABL Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000 thereof in exchange for cash. To the extent Holders properly tender Securities and holders of Other Pari Passu Lien Obligations properly tender such Other Pari Passu Lien Obligations in an amount exceeding the Net ABL Proceeds Offer Amount, the tendered Securities and Other Pari Passu Lien Obligations will be purchased on a pro rata basis based on the aggregate amounts of Securities and Other Pari Passu Lien Obligations tendered (and the Trustee shall select the tendered Securities of tendering Holders on a pro rata basis based on the amount of the Securities tendered). A Net ABL Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net ABL Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net ABL Proceeds Offer, the amount of Net Cash Proceeds covered by this clause (B) will be reset at zero.

(III) Pending the final application of Net Cash Proceeds pursuant to this Section 4.06, the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility.

(IV) For the purposes of this Section 4.06, any sale by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Non-ABL Priority Collateral or ABL Priority Collateral shall be deemed to be a sale of such Non-ABL Priority Collateral or ABL Priority Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Non-ABL Priority Collateral and ABL Priority Collateral, a separate sale of each of such Non-ABL Priority Collateral and ABL Priority Collateral). In the event of any such sale (or a sale of assets that includes any combination of Non-ABL Priority Collateral and ABL Priority Collateral), the proceeds received by the Company and the Restricted Subsidiaries in respect of such sale shall be allocated to the Non-ABL Priority Collateral and ABL Priority Collateral as described in the Intercreditor Agreement. In addition, for purposes of this Section 4.06, any sale by the Company or any Restricted Subsidiary of the Capital Stock of any Person that owns only ABL Priority Collateral will not be subject to Section 4.06(I), but rather will be subject to Section 4.06(II).

(V) (1) Not later than the date upon which a copy of a Net Proceeds Offer or a Net ABL Proceeds Offer, as applicable, is delivered to the Trustee as provided in Sections 4.06(I)(e) or 4.06(II)(e), respectively, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the Net Proceeds Offer Amount or the Net ABL Proceeds Offer Amount, as applicable, including information as to any Other Pari Passu Lien Obligations included in the Net Proceeds Offer or Net ABL Proceeds Offer, (B) the allocation of the Net Cash Proceeds from the Asset Sale pursuant to which such Net Proceeds Offer or Net ABL Proceeds Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(I) or 4.06(II), as applicable. On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount equal to the Net Proceeds Offer Amount or the Net ABL Proceeds Offer Amount, as applicable, to be held for payment in accordance with the provisions of this Section 4.06(V). If the Net Proceeds Offer or Net ABL Proceeds Offer includes Other Pari Passu Lien Obligations, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Net Proceeds Offer or the Net ABL Proceeds Offer, as applicable, remains open, as described in Sections 4.06(I)(e) or 4.06(II)(e), respectively, and (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the date required by the applicable Net Proceeds Offer or Net ABL Proceeds Offer (such date, the “Offer Payment Date”), mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Net Proceeds Offer Amount or the Net ABL Proceeds Offer Amount, as applicable, applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(2) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three business days prior to the Offer Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one business day prior to the Offer Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(3) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(VI) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.06 by virtue thereof.

SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than (1) Affiliate Transactions permitted under Section 4.07(b) and (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5,000,000 shall be approved by a majority of the non-employee directors of the Board of Directors of the Company disinterested with respect to such Affiliate Transaction, such approval to be evidenced by a Board Resolution stating that such disinterested non-employee directors have in good faith determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $15,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in Section 4.07(a) shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture;

(3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) Restricted Payments permitted by this Indenture;

(5) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

(6) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5,000,000 in the aggregate outstanding at any one time;

(7) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

(8) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements);

(9) the issuance or sale of any Qualified Capital Stock of the Company; and

(10) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transactions.

SECTION 4.08. Conduct of Business. The Company and its Restricted Subsidiaries shall not engage in any businesses which are not Related Businesses.

SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Within 30 days following the date upon which the Change of Control occurred (unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Securities as described under paragraphs 5 and 6 of the Securities), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”); and

(4) the instructions, as determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased pursuant to a Change of Control Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one business day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the Change of Control Payment Date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.10. Limitation on Liens. (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (“Initial Lien”) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom other than:

(1) in the case of the Notes Priority Collateral, any Initial Lien if (a) such Initial Lien expressly ranks junior to the first-priority security interest intended to be created in favor of the Notes Collateral Agent for the benefit of the Trustee, the Notes Collateral Agent, the Holders of Securities and the holders of any future Other Pari Passu Lien Obligations (if any), provided that the terms of such junior interest will be no more favorable to the beneficiaries thereof than the terms contained in the Intercreditor Agreement, or (b) such Initial Lien is a Permitted Collateral Lien;

(2) in the case of the ABL Priority Collateral, any Initial Lien if (a) the Securities and the Guarantees are equally and ratably secured on a second-priority basis by such ABL Priority Collateral until such time as such Initial Lien is released or (b) such Initial Lien is a Permitted Lien; and

(3) in the case of any other asset or property, any Initial Lien if (a) the Securities and the Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (b) such Initial Lien is a Permitted Lien.

(b) Any Lien created for the benefit of the Holders of Securities pursuant to Section 4.10(a)(2) or (3) will be automatically and unconditionally released and discharged upon the release and discharge of each Initial Lien to which it relates, which release and discharge in the case of any sale of any asset or property shall not affect any Lien that the Notes Collateral Agent may have on the proceeds from such sale.

(c) Any reference to a Permitted Collateral Lien or a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien in favor of the Notes Collateral Agent in respect of the Notes Priority Collateral or the ABL Priority Collateral.

(d) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest or fees, any accretion of accreted value, any amortization of original issue discount, any payment of interest in the form of additional Indebtedness containing the same terms or in the form of Qualified Capital Stock of the Company, any payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class or any accretion of original issue discount or liquidation preference and any increase in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(a) the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B)(i) in the case of a Sale/Leaseback Transaction involving Notes Priority Collateral, create a Permitted Collateral Lien on such Notes Priority Collateral securing such Attributable Debt or (ii) in the case of a Sale/Leaseback Transaction involving ABL Priority Collateral or any other property or asset, create a Permitted Lien on such ABL Priority Collateral, property or asset, as applicable;

(b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property; and

(c) the Company applies the proceeds of such transaction in compliance with Section 4.06.

SECTION 4.12. Future Guarantors. The Company shall not permit any of its Wholly Owned Subsidiaries that are organized in the United States or any State thereof or the District of Columbia, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to incur any Indebtedness or assume, guarantee or in any other manner become liable with respect to Indebtedness of the Company or any Guarantor, including under the Credit Agreement, unless such Restricted Subsidiary is a Guarantor or contemporaneously executes and delivers to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall guarantee payment of the Securities on a senior secured basis on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors and delivers to the Trustee joinders or supplements, as applicable, in form and substance reasonably satisfactory to the Trustee, to the Security Documents and Intercreditor Agreement, as well as an Opinion of Counsel that such Guarantee Agreement, joinders and supplements, as applicable, have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, as described under Article 10 of this Indenture.

SECTION 4.13. Payments for Consent. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.15. Information Regarding Collateral. (a) The Company shall furnish to the Notes Collateral Agent, with respect to the Company or any Guarantor, written notice within five business days of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number. The Company and the Guarantors shall agree to make all filings under the Uniform Commercial Code or equivalent statutes or otherwise that are required by applicable law in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) Each year, at the time of delivery of annual financial statements in accordance with Section 4.02 of this Indenture, the Company shall deliver to the Trustee and the Notes Collateral Agent a certificate of a financial officer setting forth the information required pursuant to the perfection certificate delivered on the Issue Date or confirming there has been no change in such information since the date of the prior delivered perfection certificate.

(c) The Company shall (i) furnish to the Trustee and the Notes Collateral Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding and (ii) ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

SECTION 4.16. Further Assurances and After-Acquired Property. (a) Subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), the Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. Subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if the Company or a Guarantor acquires property that is not automatically subject to a perfected security interest under the Security Documents and such property constitutes or would constitute Collateral (including any asset of the Company or a Guarantor that becomes Collateral subsequent to the Issue Date as a result of such asset ceasing to be an Excluded Asset) or an entity becomes a Guarantor, then the Company or such Guarantor shall, within 90 days after acquisition or 90 days after the date such asset ceases to be an Excluded Asset (with respect to real property and related fixtures) (in each case, or such longer period as the Notes Collateral Agent may agree in its sole discretion) and as soon as practicable (with respect to other assets), provide a security interest over such property (or, in the case of a new Guarantor, its assets that would constitute Collateral under the Security Documents) in favor of the Notes Collateral Agent and deliver certain joinder agreements or supplements as required by this Indenture and the Security Documents. Notwithstanding the foregoing, until the Discharge of ABL Obligations, the Company and the Guarantors shall only be required to comply with the foregoing requirements with respect to any ABL Priority Collateral to the extent that such ABL Priority Collateral is concurrently being pledged to secure the obligations under the Lenders Debt.

(b) In addition, the Company and the Guarantors shall:

(1) on or before the date that is 90 days after the Issue Date, deliver to the Notes Collateral Agent (A) counterparts of a mortgage with respect to all Issue Date Real Property Collateral, duly executed and delivered by the Company or the Guarantor, as applicable, which owns such real property, (B) a policy or policies of title insurance (or pro forma therefor) issued by a nationally recognized title insurance company insuring the Lien of such mortgage as a valid and enforceable Lien on a first-priority basis on the mortgaged property described therein, free of any other Liens except Permitted Collateral Liens, together with customary endorsements, coinsurance and reinsurance, (C) if such mortgaged property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (D) such surveys, abstracts, appraisals, legal opinions and other documents as the Notes Collateral Agent may reasonably request with respect to any such mortgage or mortgaged property; and

(2) on or before the date that is 90 days after the Issue Date, deliver to the Notes Collateral Agent control agreements and related pledge agreements in respect of deposit accounts and securities accounts (if any) required pursuant to the Security Documents.

SECTION 4.17. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article 5

Surviving Entity

SECTION 5.01. Merger, Consolidation and Sale of Assets. (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”) (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (ii) shall expressly assume, by supplemental indenture or other documents or instruments (in each case, in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, and all obligations of the Company under the Security Documents and Intercreditor Agreement;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Indebtedness permitted to be incurred under Section 4.03(b)) pursuant to Section 4.03;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or other documents or instruments are required in connection with such transaction, such supplemental indenture, documents or instruments, as applicable, have been duly authorized, executed and delivered are legal, valid and binding agreements enforceable against the Surviving Entity, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied;

(5) to the extent any assets of the Person which is consolidated with or merged with or into the Surviving Entity are assets of the type which would constitute Collateral under the Security Documents, the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and

(6) the Collateral owned by or transferred to the Surviving Entity shall: (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of Securities and (c) not be subject to any Lien other than Permitted Collateral Liens or Permitted Liens, as the case may be, and other Liens permitted under Section 4.10.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (1), (2), (3), (4) and (5), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction in the United States, any State thereof or the District of Columbia so long as the amount of Indebtedness of the Company is not increased thereby.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Section 5.01 in which the Company is not the surviving or continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Security Documents and the Securities with the same effect as if such Surviving Entity had been named as such.

(b) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.06) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Guarantor’s assets whether as an entirety or substantially as an entirety to any Person other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture or other documents or instruments (in each case, in form and substance reasonably satisfactory to the Trustee) all of the obligations of the Guarantor on the Guarantee and the applicable Security Documents and Intercreditor Agreement;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) to the extent any assets of the Person which is consolidated with or merged with or into such entity are assets of the type which would constitute Collateral under the Security Documents, such entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and

(5) the Collateral owned by or transferred to such entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of Securities and (c) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.10.

Subject to certain limitations described in this Indenture, such entity will succeed to, and be substituted for, such Guarantor under this Indenture, the Security Documents, the Intercreditor Agreement and such Guarantor’s Guarantee.

Notwithstanding the foregoing clauses (1), (2), (3), (4) and (5), any Guarantor may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Guarantor in another jurisdiction in the United States, any State thereof or the District of Columbia so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby

Article 6

Defaults and Remedies

SECTION 6.01. Events of Default. Each of the following events is an “Event of Default”:

(1) the failure to pay interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal on any Security, when such principal becomes due and payable, at maturity, upon redemption, upon declaration of acceleration or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or a Net ABL Proceeds Offer);

(3) the failure by the Company to comply with its obligations under Section 5.01;

(4) the failure by the Company to comply for 30 days after written notice with any of its obligations under Section 4.02, 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase Securities), 4.07, 4.08, 4.09 (other than a failure to purchase Securities), 4.10, 4.11, 4.12, 4.13, 4.15 and 4.16 or any covenants contained in the Security Documents;

(5) the failure by the Company or any Guarantor to comply for 60 days after written notice with its other covenants or agreements contained in this Indenture, the Security Documents or the Intercreditor Agreement (other than a default referred to in clauses (1) through (4) above);

(6) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company, any Guarantor or any Significant Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company, any Guarantor or any Significant Subsidiary of the Company of written notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $25,000,000 or more at any time;

(7) one or more judgments or decrees for the payment of money in an aggregate amount in excess of $25,000,000 (net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company) shall have been rendered against the Company, any Guarantor or any Significant Subsidiary of the Company and such judgments or decrees remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(8) the Company, any Guarantor or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(d) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company, any Guarantor or any Significant Subsidiary of the Company in an involuntary case;

(b) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary of the Company or for any substantial part of its property; or

(c) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary of the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(10) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee), is declared to be null and void and unenforceable by any final and non-appealable judgment or decree, or any Guarantor denies or disaffirms its liability under its Guarantee; or

(11) (a) with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25,000,000, any of the Security Documents ceases to be in full force and effect, (b) any of the Security Documents ceases to give the Holders of Securities the Liens purported to be created thereby with the priority contemplated thereby, or (c) any of the Security Documents is declared null and void or the Company or any Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case (i) other than in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents or (ii) unless waived by the requisite lenders under the Credit Agreement if, after that waiver, the Company is in compliance with Section 4.16 and Article 11), except to the extent that any loss of perfection or priority results from the failure of the Notes Collateral Agent or the Bank Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or otherwise results from the gross negligence, bad faith or willful misconduct of the Trustee, the Notes Collateral Agent or the Bank Collateral Agent.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver an Officers’ Certificate to the Trustee promptly upon any such Officers obtaining knowledge of any Default or Event of Default (provided that such Officers shall provide such certification at least annually whether or not such Officers have obtained knowledge of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “Notice of Acceleration” and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(8) or (9) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration with respect to the Securities as described above, the Holders of a majority in principal amount of the outstanding Securities may rescind and cancel such declaration and its consequences:

(a) if the rescission would not conflict with any judgment or decree;

(b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration;

(c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of the principal of or interest on any Security. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent, as applicable. However, the Trustee and the Notes Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, the Securities and the Security Documents or, subject to Section 7.01, that the Trustee or the Notes Collateral Agent determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or the Notes Collateral Agent, as applicable in personal liability; provided, however, that the Trustee and the Notes Collateral Agent, as applicable may take any other action deemed proper by the Trustee or the Notes Collateral Agent, as applicable that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee or the Notes Collateral Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

Notwithstanding the foregoing, in no event may any Holder enforce any Lien of the Notes Collateral Agent pursuant to the Security Documents.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Priorities. Subject to the terms of the Security Documents and the Intercreditor Agreement with respect to any proceeds of Collateral, if the Trustee or Notes Collateral Agent collects any money or property pursuant to this Article 6, it shall pay out the money or property, together with other amounts held by the Trustee under this Indenture, in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 and to the Notes Collateral Agent for amounts due under Article 11 or under any Security Document;

SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01. Duties of Trustee. (a) During the existence of an Event of Default, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee shall perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or gross negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or gross negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Security Documents or the Intercreditor Agreement, and it shall not be accountable for the Company’s use of the proceeds from the Securities or of any money paid to the Company at the Company’s direction pursuant to the provisions of this Indenture, it shall not be responsible for the use or application of any money received by any agent other than the Trustee, and it shall not be responsible for any statement or recital in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders. The Trustee shall not be deemed to know of any Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee and such notice references this Indenture.

SECTION 7.06. Reports by Trustee to Holders. If required by Section 313(a) of the TIA, as promptly as practicable after each June 30 beginning with the June 30 following the date of this Indenture, and in any event prior to August 30 in each year, the Trustee shall mail to each Securityholder a brief report dated as of June 30 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances, and out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and hold the Trustee harmless against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, gross negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.12. Security Documents; Intercreditor Agreement. By their acceptance of the Securities, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement and the Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreement or any other Security Document, the Trustee and the Notes Collateral Agent each shall have all the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) This Indenture and the Security Documents shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(1) either:

(a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under this Indenture by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.01(c) and 8.02, the Company may, at its option and at any time, elect to have (1) all of its obligations and the obligations of the Guarantors under the Securities and this Indenture discharged with respect to the outstanding Securities (“Legal Defeasance”) or (2) the obligations of the Company under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(8) and (9), with respect only to Significant Subsidiaries and Guarantors) and the limitations contained in Section 5.01(a)(2) (“Covenant Defeasance”). The Company may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.

If the Company exercises Legal Defeasance, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises Covenant Defeasance, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(8) and (9), with respect only to Significant Subsidiaries and Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(2). If the Company exercises Legal Defeasance or Covenant Defeasance, each Guarantor, if any, shall be released from all its obligations with respect to its Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and the Intercreditor Agreement to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Securities and each Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

Amendments

SECTION 9.01. Without Consent of Holders. From time to time, the Company, the Guarantors, the Trustee and the Notes Collateral Agent, without the consent of the Holders, may amend the Note Documents for certain specified purposes, including:

(1) to cure ambiguities, omissions, defects or inconsistencies;

(2) to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the Securities, including any Guarantee, or to secure the Securities;

(5) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(6) to make any change that does not adversely affect the rights of any Holder;

(7) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(8) to conform the text of this Indenture, the Securities or any Guarantee to any provision of the “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities or such Guarantee;

(9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (A) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or

(10) to release Collateral from the Lien or any Guarantor from its Guarantee, in each case pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreement.

The Intercreditor Agreement may be amended from time to time with the consent of certain parties thereto. In addition, the Intercreditor Agreement may be amended from time to time at the sole request and expense of the Company, and without the consent of any Holder of Securities, the Trustee or the Notes Collateral Agent,

(1) ( A) to add other parties (or any authorized agent or representative thereof or trustee therefor) holding Other Pari Passu Lien Obligations that are incurred in compliance with, and that are secured solely by Liens permitted (in respect of their existence and the priority accorded to such Liens under the Intercreditor Agreement) by, the Credit Agreement, this Indenture and the Security Documents, (B) to establish that the Liens on any Notes Priority Collateral securing such Other Pari Passu Lien Obligations shall be equal in priority under the Intercreditor Agreement with the Liens on such Notes Priority Collateral securing the Obligations under this Indenture and the Securities and senior to the Liens on such Notes Priority Collateral securing any Obligations under the Credit Agreement and other Lenders Debt, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any ABL Priority Collateral securing such Other Pari Passu Lien Obligations shall be equal in priority (to the extent required by the terms of such Other Pari Passu Lien Obligations) under the Intercreditor Agreement with the Liens on such ABL Priority Collateral securing the Obligations under this Indenture and the Securities and junior and subordinated to the Liens on such ABL Priority Collateral securing any Obligations under the Credit Agreement and other Lenders Debt, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment, and

(2) ( A) to add other parties (or any authorized agent or representative thereof or trustee therefor) holding Indebtedness that is incurred in compliance with, and that is secured solely by Liens permitted (in respect of their existence and the priority accorded to such Liens under the Intercreditor Agreement) by, this Indenture, the Credit Agreement and the Security Documents, (B) to establish that the Liens on any ABL Priority Collateral securing such Indebtedness shall be equal in priority under the Intercreditor Agreement with the Liens on such ABL Priority Collateral securing the Obligations under the Credit Agreement and senior to the Liens on such ABL Priority Collateral securing any Obligations under this Indenture and the Securities and to any Other Pari Passu Lien Obligations, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Notes Priority Collateral securing such Indebtedness shall be equal in priority under the Intercreditor Agreement with the Liens on such Notes Priority Collateral securing the Obligations under the Credit Agreement and other Lenders Debt and junior and subordinated to the Liens on such Notes Priority Collateral securing any Obligations under this Indenture and the Securities and to any Other Pari Passu Lien Obligations, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment.

(3) Any such additional party and the Notes Collateral Agent shall be entitled to rely upon an Officers’ Certificate delivered by the Company certifying that such Other Pari Passu Lien Obligations or Indebtedness, as the case may be, were issued or borrowed in compliance with this Indenture and the Security Documents.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such amendment.

SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee and Collateral Agent may amend the Note Documents with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for such Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Security;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Security, or change the date on which any Security may be subject to redemption or reduce the redemption price therefor;

(4) change the provisions applicable to the redemption of any Security contained in Article 3 hereto or paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(7) after the Company’s obligation to purchase Securities arises under this Indenture, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer or a Net ABL Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(8) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee in a manner which adversely affects the Holders;

(9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(10) make any change in the Intercreditor Agreement or in the provisions of this Indenture or any Security Document dealing with the application of proceeds of the Collateral in a manner which adversely affects the Holders.

In addition, without the consent of the Holders of at least two-thirds in principal amount of the Securities then outstanding, no amendment, supplement or waiver may release any Collateral from the Liens of the Security Documents other than in accordance with this Indenture, the Intercreditor Agreement and the Security Documents.

If Holders of at least two-thirds in principal amount of the Securities then outstanding consent to any release of any Collateral from the Liens of the Security Documents other than a release in accordance with this Indenture, the Intercreditor Agreement and the Security Documents, the Notes Collateral Agent will be entitled to vote the total principal amount of the Securities then outstanding as a block in respect of any vote required for such release under the Security Documents.

The consent of the Holders is not necessary under this Section to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such amendment.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Article 10

Guarantees

SECTION 10.01. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Security Documents, the Intercreditor Agreement and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities, the Security Documents, the Intercreditor Agreement or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, the Security Documents, the Intercreditor Agreement or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, the Security Documents, the Intercreditor Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Guarantor. A Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

(1) in the event all of the Capital Stock of a Guarantor is sold or spun-off by the Company; provided that such sale or spin-off complies with Section 4.06 and in connection therewith the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions provided for in this Indenture relating to such transaction have been complied with;

(2) upon the designation by the Company of such Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

(3) upon the release or discharge of any Guarantee or Indebtedness that resulted in the creation after the Issue Date of the Guarantee pursuant to Section 4.12; or

(4) the Company’s exercise of Legal Defeasance or Covenant Defeasance as described under Article 8 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

Upon the release of a Guarantor from its Guarantee, such Guarantor will also be automatically and unconditionally released from its obligations under the Security Documents.

SECTION 10.07. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

Collateral

SECTION 11.01. Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Securities and the Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and the Guarantees and performance of all other Obligations of the Company and the Guarantors to the Securityholder Secured Parties under this Indenture, the Securities, the Guarantees, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreement. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Securityholder Secured Parties pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Notes Collateral Agent the first-priority security interest in the Notes Priority Collateral and the second-priority lien in the ABL Priority Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause its Subsidiaries to, take any and all actions and make all filings, registrations and recordations (including the filing of Uniform Commercial Code financing statements, continuation statements and amendments thereto) in all such jurisdictions reasonably required to cause the Security Documents to create, perfect and maintain, as security for the Obligations of the Company and the Guarantors to the Securityholder Secured Parties under this Indenture, the Securities, the Guarantees, the Intercreditor Agreement and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Securityholder Secured Parties subject to no Liens other than Liens permitted pursuant to this Indenture.

SECTION 11.02. Non-Impairment of Liens. Any release of Collateral permitted by Section 11.03 shall be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof.

SECTION 11.03. Release of Collateral. (a) Subject to Section 11.03(b), Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and this Indenture. Notwithstanding anything to the contrary in any Security Document, the Liens on Collateral securing the Securities shall be immediately released with respect to the relevant Collateral under any one or more of the following circumstances:

(1) to enable the disposition of such property or assets, including Capital Stock (other than to the Company or a Guarantor) to the extent not prohibited by Section 4.06;

(2) in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor;

(3) with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture or upon the release of a Guarantor that has pledged such Capital Stock;

(4) pursuant to an amendment, supplement or waiver in accordance with Article 9;

(5) if the Securities have been discharged or defeased pursuant to Article 8; or

(6) upon the payment in full of the principal of, and together with accrued and unpaid interest on, the Securities and all other obligations under this Indenture, the Guarantees and the Security Documents that are then due and payable (other than contingent indemnification obligations that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof).

(b) The second-priority Lien on the ABL Priority Collateral securing the Securities and the Guarantees will terminate and be released automatically if the first-priority Liens on the ABL Priority Collateral are released by the Bank Collateral Agent (unless, at the time of such release of such first-priority Liens, an Event of Default shall have occurred and be continuing), other than (i) in connection with a Discharge of ABL Obligations under the Credit Agreement or (ii) to the extent prohibited under this Indenture. Notwithstanding the existence of an Event of Default, the second-priority Liens on the ABL Priority Collateral securing the Securities and the Guarantees shall also terminate and be released automatically to the extent the first-priority Liens on the ABL Priority Collateral are released by the Bank Collateral Agent in connection with a sale, transfer or disposition of ABL Priority Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, ABL Priority Collateral by the Bank Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the Lenders Debt).

(c) With respect to any release of Collateral permitted by this Section 11.03, upon receipt of a written request from the Company and supported by an Officers’ Certificate stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreement, if any, to such release have been met and that it is proper for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Notes Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreement to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate.

SECTION 11.04. Suits to Protect the Collateral. (a) Subject to the provisions of Article 7, the Security Documents and the Intercreditor Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(1) enforce any of the terms of the Security Documents; and

(2) collect and receive any and all amounts payable in respect of the Obligations hereunder.

(b) Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 11.05. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.06. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.07. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations under this Indenture, the Securities, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid (other than contingent indemnification obligations that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof) or (ii) the Company shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.09. Notes Collateral Agent. (a) By accepting a Security, each Holder shall be deemed to have irrevocably appointed the Notes Collateral Agent to act as its agent under the Security Documents and the Intercreditor Agreement and to have irrevocably authorized the Notes Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents, the Intercreditor Agreement or other documents to which it is a party, together with any other incidental rights, powers and discretions; and (ii) execute each document expressed to be executed by the Notes Collateral Agent on its behalf.

(b) The Notes Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate.

(c) The Notes Collateral Agent shall have all the rights and protection provided in the Note Documents as well as the rights and protections afforded to the Trustee in Sections 7.02 and 7.07; provided, however, that the Company shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Notes Collateral Agent through the Notes Collateral Agent’s own willful misconduct, gross negligence or bad faith.

(d) Subject to Section 7.01, none of the Trustee, the Notes Collateral Agent or any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Securities or any defect or deficiency as to any such matters.

(e) Subject to the Security Documents, except as directed by the Trustee as required or permitted by this Indenture, the Holders acknowledge that the Notes Collateral Agent shall not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien securing the Securities; or

(3) to take any other action whatsoever with regard to any or all Liens securing the Securities, the Security Documents or the Collateral.

(f) In acting as Notes Collateral Agent, co-collateral agent or sub-collateral agent, the Notes Collateral Agent, each co-collateral agent and each sub-collateral agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7.

SECTION 11.10. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms “Lenders Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Notes Collateral Agent and the Bank Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as “Lenders Debt.”

SECTION 11.11. Limitation on Stock Collateral. (a) The Capital Stock and other securities of a Subsidiary of the Company that are owned by the Company or any Guarantor will constitute Notes Priority Collateral only to the extent that such Capital Stock and other securities can secure the Securities without Rule 3-16 of Regulation S-X under the Securities Act (or any other U.S. federal law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other U.S. federal governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and other securities secure the Securities, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Notes Priority Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder of Securities, to the extent necessary to release the first-priority security interests in the Capital Stock and other securities that are so deemed to no longer constitute part of the Notes Priority Collateral.

(b) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Securities in excess of the amount then pledged without the filing with the SEC (or any other U.S. federal governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Notes Priority Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee, the Notes Collateral Agent, any Holder of Securities or holder of Other Pari Passu Lien Obligations, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and other securities.

Article 12

Miscellaneous

SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention: Barry H. Golsen

if to the Trustee:

UMB Bank, n.a.

1010 Grand Blvd., 4th Floor

Kansas City, MO 64106

Attention: Doug Hare

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Notes Collateral Agent to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or, if such action related to a Security Document or the Intercreditor Agreement, the Notes Collateral Agent:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.09. Governing Law. This Indenture, the Securities and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Electronic Transactions. The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

SECTION 12.15. Intercreditor Agreement Governs. Reference is made to the Intercreditor Agreement. Each Holder of Securities, by its acceptance of a Security, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Notes Collateral Agent to enter into the Intercreditor Agreement as Notes Collateral Agent and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LSB INDUSTRIES, INC.,

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CEPOLK HOLDINGS, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CHEMEX I CORP.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CHEMICAL PROPERTIES L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CHEMICAL TRANSPORT L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CHEROKEE NITROGEN COMPANY

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CHEROKEE NITROGEN HOLDINGS, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CLIMACOOL CORP.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

THE CLIMATE CONTROL GROUP, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CLIMATECRAFT, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CLIMATECRAFT TECHNOLOGIES, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CLIMATE MASTER, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

CONSOLIDATED INDUSTRIES CORP.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

EDC AG PRODUCTS COMPANY L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

EL DORADO ACID, L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

EL DORADO ACID II, L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

EL DORADO AMMONIA L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

EL DORADO CHEMICAL COMPANY

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

EL DORADO NITRIC COMPANY

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

EL DORADO NITROGEN, L.P.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Executive Vice President of the General Partner

INTERNATIONAL ENVIRONMENTAL CORPORATION

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

NORTHWEST FINANCIAL CORPORATION

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

KOAX CORP.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

LSB CAPITAL L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

LSB CHEMICAL CORP.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

LSB-EUROPA LIMITED

By	/s/ David Goss
Name:	David Goss
Title:	Executive Vice President

PRIME FINANCIAL L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

PRIME HOLDINGS CORPORATION

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

PRYOR CHEMICAL COMPANY

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

SUMMIT MACHINE TOOL MANUFACTURING L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

THERMACLIME, L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

THERMACLIME TECHNOLOGIES, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

TRISON CONSTRUCTION, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

XPEDIAIR, INC.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

ZENA ENERGY L.L.C.

By	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Vice President

UMB BANK, N.A., AS TRUSTEE

By	/s/ Janet Lambert
Name:	Janet Lambert
Title:	Vice President

UMB BANK, N.A., AS NOTES COLLATERAL AGENT

By	/s/ Janet Lambert
Name:	Janet Lambert
Title:	Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Exchange Securities” means (1) the 7.75% Senior Secured Notes Due 2019 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Sterne Agee & Leach, Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $425,000,000 aggregate principal amount of 7.75% Senior Secured Notes Due 2019 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated July 31, 2013, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated August 7, 2013, among the Company, the Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

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1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)

2. The Securities.

2.1(a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable). Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period.

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The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $425,000,000 7.75% Senior Secured Notes Due 2019, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of this Indenture and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 of this Indenture.

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2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

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(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to the Company, (2) to the Registrar for registration in the name of a Holder, without transfer, (3) pursuant to an effective registration statement under the Securities Act, (4) to a QIB in accordance with Rule 144A, (5) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

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(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Securities. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

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(ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder’s certificated Initial Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

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(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto, will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

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(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

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(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 or 6.07 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

No.	$

7.75% Senior Secured Notes Due 2019

LSB Industries, Inc., a Delaware corporation, promises to pay to CEDE & CO. , or registered assigns, the principal sum of         Dollars on August 1, 2019.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

LSB INDUSTRIES, INC.

By
Name:
Title:

By
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

UMB BANK, N.A.
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

4

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

7.75% Senior Secured Note Due 2019

1. Interest

LSB Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2014. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar

Initially, UMB Bank, n.a., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of August 7, 2013 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Notes Collateral Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Security conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

Except as described below, the Securities shall not be redeemable before August 1, 2016. On or after such date, the Company shall be entitled to redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on August 1 of the year set forth below:

Year	Percentage
2016	103.875%
2017	101.938%
2018 and thereafter	100.000%

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In addition, at any time, or from time to time, on or prior to August 1, 2016, the Company shall be entitled, at its option, to use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued under the Indenture at a redemption price of 107.75% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued under the Indenture remains outstanding immediately after any such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

(2) the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

Prior to August 1, 2016, the Company shall be entitled at its option to redeem some or all of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6. Notice of Redemption

Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. No Securities of a principal amount of $2,000 or less shall be redeemed in part. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

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7. Put Provisions

Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and any greater integral multiple of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

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13. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities and (b) Holders of a majority in principal amount of the outstanding Securities may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities. Subject to certain exceptions set forth in the Indenture, without the consent of the Holders, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture to cure ambiguities, omissions, defects or inconsistencies, or to provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including any Guarantee, or to add to the covenants or surrender rights and powers conferred upon the Company or any Guarantor, or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Act, or to conform the text of the Indenture, the Securities or any Guarantee to any provision of the “Description of Notes”, to make amendments to the provisions of the Indenture relating to the transfer and legending of the Securities, or to release Collateral from the Lien under the Security Documents or a Guarantor from its Guarantee, in each case pursuant to and in accordance with the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by such documents.

14. Defaults and Remedies

Under the Indenture, Events of Default include (a) the failure to pay interest on any Security when the same becomes due and payable and the default continues for a period of 30 days; (b) the failure to pay the principal on any Security, when such principal becomes due and payable, at maturity, upon redemption, upon declaration of acceleration or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (c) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any applicable grace periods after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25,000,000; (g) certain defaults with respect to Guarantees; and (h) certain defaults with respect to Collateral and the Security Documents. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

9

Subject to the provisions of the Indenture relating to the duties of the Trustee or the Notes Collateral Agent, neither the Trustee nor the Notes Collateral Agent is under any obligation to exercise any of its rights or powers under the Indenture, the Securities, the Guarantees or the Security Documents at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Notes Collateral Agent or exercising any trust or power conferred on the Trustee or the Notes Collateral Agent, as applicable. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture and under the Act. Notwithstanding the foregoing in no event may any Holder enforce any Lien of the Notes Collateral Agent pursuant to the Security Documents. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

10

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Security

The Securities and the Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention: David M. Shear, Corporate Secretary

11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

(1) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2) ☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act; or

(4) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

12

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

13

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by an executive officer

14

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

15

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

16

EXHIBIT A

FORM OF FACE OF EXCHANGE SECURITY

*/

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

* / [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

No.	$

7.75% Senior Secured Notes Due 2019

LSB Industries, Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of             Dollars on August 1, 2019.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

LSB INDUSTRIES, INC.

by
Name:
Title:

by
Name:
Title:

2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

UMB BANK, N.A.
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
Authorized Signatory

3

FORM OF REVERSE SIDE OF EXCHANGE SECURITY

7.75% Senior Secured Note Due 2019

1. Interest

LSB Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]1 The Company will pay interest semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2014. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[1]	Note: Insert if at the date of issuance of the Exchange Security any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

4

3. Paying Agent and Registrar

Initially, UMB Bank, n.a., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of August 7, 2013 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Notes Collateral Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Security conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

Except as described below, the Securities shall not be redeemable before August 1, 2016. On or after such date, the Company shall be entitled to redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on August 1 of the year set forth below:

Year	Percentage
2016	103.875%
2017	101.938%
2018 and thereafter	100.000%

5

In addition, at any time, or from time to time, on or prior to August 1, 2016, the Company shall be entitled, at its option, to use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued under the Indenture at a redemption price of 107.75% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued under the Indenture remains outstanding immediately after any such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

(2) the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

Prior to August 1, 2016, the Company shall be entitled at its option to redeem some or all of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6. Notice of Redemption

Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. No Securities of a principal amount of $2,000 or less shall be redeemed in part. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

6

7. Put Provisions

Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and any greater integral multiple of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

7

13. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities and (b) Holders of a majority in principal amount of the outstanding Securities may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities. Subject to certain exceptions set forth in the Indenture, without the consent of the Holders, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture to cure ambiguities, omissions, defects or inconsistencies, or to provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including any Guarantee, or to add to the covenants or surrender rights and powers conferred upon the Company or any Guarantor, or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Act, or to conform the text of the Indenture, the Securities or any Guarantee to any provision of the “Description of Notes”, to make amendments to the provisions of the Indenture relating to the transfer and legending of the Securities, or to release Collateral from the Lien under the Security Documents or a Guarantor from its Guarantee, in each case pursuant to and in accordance with the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by such documents.

14. Defaults and Remedies

Under the Indenture, Events of Default include (a) the failure to pay interest on any Security when the same becomes due and payable and the default continues for a period of 30 days; (b) the failure to pay the principal on any Security, when such principal becomes due and payable, at maturity, upon redemption, upon declaration of acceleration or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (c) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any applicable grace periods after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25,000,000; (g) certain defaults with respect to Guarantees; and (h) certain defaults with respect to Collateral or the Security Documents. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

8

Subject to the provisions of the Indenture relating to the duties of the Trustee or the Notes Collateral Agent, neither the Trustee nor the Notes Collateral Agent is under any obligation to exercise any of its rights or powers under the Indenture, the Securities, the Guarantees or the Security Documents at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Notes Collateral Agent or exercising any trust or power conferred on the Trustee or the Notes Collateral Agent, as applicable. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture and under the Act. Notwithstanding the foregoing in no event may any Holder enforce any Lien of the Notes Collateral Agent pursuant to the Security Documents. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

9

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[20. Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]2

21. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Security

The Securities and the Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith

The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention: David M. Shear, Corporate Secretary

[2]	Note: Delete if this Security is not being issued in exchange for an Initial Security.

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.